Exhibit 99.1

COMSovereign Announces the Sale of its Sky Sapience Drone Subsidiary

Transaction Advances the Company’s Refocusing Efforts on its 4G LTE and 5G Wireless Connectivity Solutions

DALLAS, TEXAS – December 22, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G communication systems and solutions, today announced an agreement to sell its Israel-based, Sky Sapience (“SKS”) tethered drone unit to Titan Innovations (“Titan”) for total cash consideration of $1.8 million.

Titan Innovations, based in Israel, is a developer of specialized, fully integrated unmanned systems and solutions designed for civilian and military applications. Titan provides its customers with comprehensive systems engineering and integration services including software and control expertise in the field of robotics, autonomy, navigation, and communication with hardware sourced from leading global manufacturers. Under terms of the transaction, Titan will acquire Sky Sapience which includes all business assets and intellectual property.

“We are pleased to have reached an agreement for the sale of SKS as we continue to refocus the business around our core wireless connectivity technologies and solutions. In addition to refining our focus on wireless connectivity, this transaction aligns with the goals of our transition plan by reducing the complexity of the Company, decreasing our go-forward operating expenses, and improves our balance sheet,” said David Knight, CEO and President of COMSovereign Holding Corp.

Yahav Regev, CEO of Titan Innovations added, “Sky Sapience’s proprietary fiber optic tether technology makes it an ideal platform for military, borders, and civilian applications, The company will expand the variety of companies and the capabilities of the group in the international market. Combined with our deep expertise in advanced hardware and software technologies inside our ecosystem, we believe that the SKS platform will enable us to remain at the forefront of autonomous systems development for our customers, enabling them to meet their unique mission requirements.”

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

About Titan Innovations

Titan Innovations Ltd. promotes the development of solutions that will advance the world of autonomous technology. Titan Innovations invests and nurtures startups, providing them a holistic framework which accelerates their growth. This includes access to in-house engineering as well as business development services, and a global infrastructure to validate their technology and generate sales. Titan’s incubator hub known as “The Caveret”, is located in Bnei Brak, Israel. It consists of engineering companies which provide valuable services to Tier-1 contractors and lend support to our portfolio companies. The Caveret was designed to be an ecosystem which produces complete end-to-end autonomous solutions.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net